As filed with the Securities and Exchange Commission on December 15, 2005
Registration No. 333-129329

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAGELLAN PETROLEUM CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	06-0842255

(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10 Columbus Boulevard, Hartford, Connecticut 06106	(860) 293-2006

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Daniel J. Samela, President, Chief Executive Officer
and Chief Financial Officer
Magellan Petroleum Corporation
10 Columbus Boulevard, Hartford, Connecticut 06106
(860) 293-2006
(Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)
Copy to:
Edward B. Whittemore
Murtha Cullina LLP
CityPlace I, 185 Asylum Street
Hartford, CT 06103-3469
(860) 240-6075

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the consummation of the transaction described herein have been satisfied or waived.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     The sole purpose of this Amendment No. 1 to the Registration Statement (File no. 33-129329) is to file Exhibits 5.1, 99.1 and 99.2 as set forth below in Item 21 of Part II. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus/Proxy Statement (including the Financial Statements) are unchanged and have been omitted.

PART II
Item 20. Indemnification of Directors and Officers
Item 21. Exhibits and Financial Statement Schedules
Item 22. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-5.1: OPINION OF MURTHA CULLINA LLP
EX-23.1: CONSENT OF DELOITTE & TOUCHE LLP
EX-23.2: CONSENT OF ERNST & YOUNG LLP
EX-99.1: FORM OF BIDDER'S STATEMENT OF THE REGISTRANT
EX-99.2: FORM OF LETTER OF TRANSMITTAL

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
          The Restated Certificate of Incorporation of the Company, as amended, contains the following provisions respecting indemnification.
FIFTEENTH: A director of this Corporation shall not be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended, changed or modified in any way to further eliminate or limit the liability of directors to the Corporation or its stockholders or third parties, then directors of the Corporation, in addition to the circumstances in which directors are not personally liable as set forth in the preceding sentence, shall also not be personally liable to the Corporation or its stockholders or third parties for monetary damages to such further extent permitted by such amendment, change or modification.
Any repeal or modification of the foregoing paragraph shall not adversely affect the rights of any director of the Corporation relating to claims arising in connection with events which took place prior to the date of such repeal or modification.
SIXTEENTH: The Corporation shall enter into appropriate agreements with its directors and officers (and with such other employees and agents as the Board of Directors deems appropriate in its sole and exclusive discretion) to both indemnify them and advance to them the funds for litigation expenses to the fullest extent permitted by the laws of the State of Delaware, as the same presently exist or may hereafter be amended, changed or modified.
Any repeal or modification of the foregoing paragraph shall not adversely affect the rights of any director or officer (or any such employees or agents) of the Corporation relating to claims arising in connection with events which took place prior to the date of such repeal or modification.
     Article III, Section 9 of the Company’s By-Laws which provides for indemnification agreements with its directors and officers is substantially identical to Article Sixteenth of the Certificate of Incorporation and provides as follows:
SECTION 9. The Corporation shall enter into appropriate agreements with its directors and officers (and with such other employees and agents as the Board of Directors deems appropriate in its sole and exclusive discretion) both to indemnify such directors and officers (and such other employees and agents, if any) and to advance to such directors and officers (and such other employees and agents, if any) the funds for litigation expenses to the fullest extent permitted by the laws of the State of Delaware, as the same presently exist or may hereafter be amended, changed or modified.

Any repeal or modification of the foregoing paragraph shall not adversely affect the rights of any director or officer (or any such employee or agent) of the corporation relating to claims arising in connection with events which took place prior to the date of such repeal or modification.
          Section 145 of the Delaware General Corporation Law provides for the indemnification of directors and officers. Generally Section 145 provides for indemnification to cover the claims and lawsuits of two general categories. The first category, third-party claims, includes lawsuits brought against the Company and its directors or officers by third parties who claim to have been injured by some unlawful action. Section 145 provides that a director or officer subject to this class of claim is entitled to indemnification for any amount paid for the judgment or settlement and any expenses incurred in a reasonable defense thereof, provided that the director or officer (i) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.
          The second category of claims for which a director or officer could seek indemnification are claims by or in the right of the Company, whether such claims are made by the Company directly or by a stockholder in a derivative action. Examples in this category include breach by a director of his duty of loyalty to the Company. As to this category of claims and lawsuits, Section 145 provides specifically that the director or officer may obtain indemnification of expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and if a court of appropriate jurisdiction approves such indemnification. However, directors and officers are not entitled to be indemnified under the statute to recover amounts paid in damages or settlement of such suits.
          Section 145, by its terms, is not exclusive. Section 145(f) provides in pertinent part: “The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.”
          In accordance with Article Sixteenth of its Restated Certificate of Incorporation, the Company has entered into indemnification agreements with each of its directors and officers.
          In 1985, the Company purchased $100,000 of directors and officer’s liability insurance coverage from an unaffiliated Bermuda company at a cost of $100,000 plus an annual $7,500 service fee during the period of the policy. The policy amount was increased to $200,000 in 1998. The Company is credited with investment income from the policy premium during the term of the policy and all or a portion of such premium will be refunded at the end of the policy term to the extent that no claims are made.
          The Company presently has in effect a $10,000,000 policy of directors and officers liability insurance at an annual premium cost of $159,500.

Item 21. Exhibits and Financial Statement Schedules.

3.1	Restated Certificate of Incorporation as filed on May 4, 1987 with the State of Delaware and Amendment of Article Twelfth as filed on February 12, 1988 with the State of Delaware (each filed as Exhibit 4(b) to Form S-8 Registration Statement, filed on January 14, 1999, and incorporated herein by reference).

3.2	Certificate of Amendment to Certificate of Incorporation as filed on December 26, 2000 with the State of Delaware (filed as Exhibit 3(a) to the Company’s quarterly report on Form 10-Q filed on February 13, 2001 and incorporated herein by reference).

3.3	By-Laws, as amended and restated on July 22, 2004 (filed as Exhibit 3(b) to the registrant’s annual report on Form 10-K filed with the SEC on October 13, 2004, and incorporated herein by reference).

5.1	Opinion of Murtha Cullina LLP (filed herewith).

21	Subsidiaries of the Registrant (previously filed).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Consent of Paddock Lindstrom & Associates, Ltd. (previously filed).

23.4	Consent of Murtha Cullina LLP (included in Exhibit 5.1).

23.5	Consent of TM Capital Corporation (previously filed).

23.6	Consent of Baron Partners Limited (previously filed).

24.1	Powers of Attorney (previously filed).

99.1	Form of Bidder’s Statement of the Registrant (filed herewith).

99.2	Form of Letter of Transmittal for U.S. MPAL Shareholders (filed herewith).

Item 22. Undertakings
The undersigned registrant hereby undertakes:
(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)(1) The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(2) The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on December 14, 2005.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ Daniel J. Samela
Daniel J. Samela
President, Chief Executive Officer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Daniel J. Samela	President, Chief Executive Officer and Chief Financial Officer	December 14, 2005
Daniel J. Samela

/s/ Donald V. Basso*	Director	December 14, 2005
Donald V. Basso

/s/ Timothy L. Largay*	Director	December 14, 2005
Timothy L. Largay

/s/ Walter McCann*	Director	December 14, 2005
Walter McCann

/s/ Ronald P. Pettirossi*	Director	December 14, 2005
Ronald P. Pettirossi

*	= By Daniel J. Samela, attorney-in-fact

EXHIBIT INDEX
3.1	Restated Certificate of Incorporation as filed on May 4, 1987 with the State of Delaware and Amendment of Article Twelfth as filed on February 12, 1988 with the State of Delaware (each filed as Exhibit 4(b) to Form S-8 Registration Statement, filed on January 14, 1999, and incorporated herein by reference).

3.2	Certificate of Amendment to Certificate of Incorporation as filed on December 26, 2000 with the State of Delaware (filed as Exhibit 3(a) to the Company’s quarterly report on Form 10-Q filed on February 13, 2001 and incorporated herein by reference).

3.3	By-Laws, as amended and restated on July 22, 2004 (filed as Exhibit 3(b) to the registrant’s annual report on Form 10-K filed with the SEC on October 13, 2004, and incorporated herein by reference).

5.1	Opinion of Murtha Cullina LLP (filed herewith).

21	Subsidiaries of the Registrant (previously filed).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Consent of Paddock Lindstrom & Associates, Ltd. (previously filed).

23.4	Consent of Murtha Cullina LLP (included in Exhibit 5.1).

23.5	Consent of TM Capital Corp. (previously filed).

23.6	Consent of Baron Partners Limited (previously filed).

24.1	Powers of Attorney (previously filed).

99.1	Form of Bidder’s Statement of the Registrant (filed herewith).

99.2	Form of Letter of Transmittal Form for U.S. MPAL Shareholders (filed herewith ).